UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2018

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Events.

Black Cactus Global, Inc. (the “Company”) previously entered into a Memorandum of Understanding in November, 2017 with several individuals involved in the technology sector in India to form an Indian company to conduct the Company’s blockchain business operations in India.  Over the past several months, the Company has conducted its due diligence review and negotiated the terms of an agreement in principal. Further, the Company and its Indian company partners have secured office space and arranged for office infrastructure to house up to 175 software engineers at its Data Center in the FinTech Valley in Visakhpatnam, Andhra Pradesh State, India. As more office space is completed, the Data Center will be able to house another 575 personnel. The Company anticipates that the definitive agreement will be executed by the parties within the first quarter of the Company’s fiscal year.  The Company anticipates issuing 50,000,000 shares to four individuals (3 of whom are current directors of the Company) as consideration for a 29% interest in the India operations.  As soon as the definitive agreement is signed, the Company will file a Current Report on Form 8-K to describe the material terms of such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: May 3, 2018	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board